As filed with the Securities and Exchange Commission on January 23, 2019

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Contango Oil & Gas Company

(Exact name of registrant as specified in its charter)

Delaware	95-4079863
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

77 Texas Avenue, Suite 2900

Houston, TX 77002

(713) 236-7400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CONTANGO OIL & GAS COMPANY SECOND AMENDED AND RESTATED

2009 LONG TERM INCENTIVE PLAN

(Full title of the plan)

SERGIO CASTRO

Vice President and Treasurer

77 Texas Avenue, Suite 2900

Houston, Texas 77002

(713) 236-7400

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller Reporting Company	☒

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, $0.04 par value	2,350,000	$3.80	$8,930,000	$1,083

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional shares of Common Stock (defined below) as may become issuable pursuant to the adjustment and anti-dilution provisions of the Contango Oil & Gas Company Second Amended and Restated 2009 Long Term Incentive Plan, as amended from time to time (the “Plan”).

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act The proposed maximum offering price per share and the proposed maximum aggregate offering price for the 2,350,000 shares being registered hereby is based on a price of $3.80, which is the average of the high and low prices of our Common Stock as reported by the NYSE American on January 17, 2019.

(3)	Pursuant to General Instruction E to Form S-8, a registration fee is only being paid with respect to the registration of an additional 2,350,000 shares of Common Stock under the Plan.

EXPLANATORY NOTE

Contango Oil & Gas Company, a Delaware corporation (the “Registrant”), is filing this registration statement on Form S-8 (this “Registration Statement”) pursuant to General Instruction E of Form S-8 to register the offer and sale of an additional 2,350,000 shares of Common Stock that may be issued under the Plan which additional shares consist of (a) 2,000,000 additional shares reserved and available for issuance in connection with awards under the Plan pursuant to the amendment and restatement of the Plan that was approved by the Company’s stockholders at the Company’s annual meeting held on May 11, 2017, and (b) 350,000 shares related to awards granted under the Plan that expire or are canceled, forfeited, exchanged, settled in cash or otherwise terminated without the issuance of the shares of Common Stock and that again become available for the issuance of awards under the Plan in accordance with the terms and conditions of the Plan. Except as otherwise set forth below, the contents of the Registrant’s registration statement on Form S-8 relating to the Plan, which was previously filed with the Securities and Exchange Commission (the “Commission”) on October 29, 2010 (File No. 333-170236) is incorporated by reference into this Registration Statement as permitted by General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Certificate of Incorporation of Contango Oil & Gas Company (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on December 15, 2000).

4.2	Third Amended and Restated Bylaws of Contango Oil & Gas Company (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Commission on March 23, 2015).

4.3	Amendment to the Certificate of Incorporation of Contango Oil & Gas Company (incorporated by reference to Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended December 31, 2002, filed with the Commission on February 12, 2003).

4.4	Facsimile of common stock certificate of Contango Oil & Gas Company (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 10-SB, filed with the Commission on October 16, 1998).

4.5	Contango Oil & Gas Company Second Amended and Restated 2009 Incentive Compensation Plan (incorporated by reference to Exhibit A to the Registrant’s Proxy Statement on Schedule 14A, filed with the Commission on April 6, 2018).

4.6	Form of Contango Oil & Gas Company Stock Award Agreement (Employees) (incorporated by reference to Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, filed with the Commission on November 3, 2016).

4.7	Form of Contango Oil & Gas Company Stock Award Agreement (Executives) (incorporated by reference to Exhibit 10.8 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, filed with the Commission on November 3, 2016).

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

Exhibit Number	Description

23.1*	Consent of William M. Cobb & Associates, Inc.

23.2*	Consent of Netherland, Sewell & Associates, Inc.

23.3*	Consent of W.D. Von Gonten & Co.

23.4*	Consent of Grant Thornton LLP.

23.5*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included on the signature page hereof).

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 23, 2019.

CONTANGO OIL & GAS COMPANY

By:	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joe Grady as his or her true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement and the above Power of Attorney have been signed below by the following persons in the capacities indicated on January 23, 2019.

Name	Position

/s/ Wilkie S. Colyer, Jr. Wilkie S. Colyer, Jr.	Interim President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ E. Joseph Grady E. Joseph Grady	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Joseph J. Romano Joseph J. Romano	Chairman

/s/ B.A. Berilgen B.A. Berilgen	Director

/s/ B. James Ford B. James Ford	Director

/s/ John C. Goff John C. Goff	Director

/s/ Lon McCain Lon McCain	Director

/s/ Charles M. Reimer Charles M. Reimer	Director